UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 20, 2011

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

No. 14 East Hushan Road,
Tai'an City, Shandong, 271000
People's Republic of China
(Address of Principal Executive Offices)

86-538 -620-2306
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This current report on Form 8-K/A (the “Amendment”) updates information provided on a current report on Form 8-K dated June 23, 2011 (the “Original Form 8-K”), relating to disclosure made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the China Biologic Products, Inc. (the “Company”) Annual Meeting of Stockholders held on June 20, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct an advisory vote on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, on June 23, 2011, at the Company’s Annual Meeting pursuant to notice duly given, the Company held a non-binding advisory vote of stockholders on the preferred frequency with which the Company would hold a non-binding advisory stockholder vote to approve the compensation of the named executive officers, as disclosed in the Company’s proxy statements. The results of the voting for this proposal were as follows:

Every year	Every two years	Every three years	Abstain
11,062,944	3,665	36,548	4,598,941

The Company has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on the compensation of the Company’s named executive officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer